UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 7, 2008

MONTANA MINING CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

00-29321 (Commission File Number)	87-0643635 (IRS Employer Identification Number)

Ruairidh Campbell, Chief Executive Officer

1403 East 900 South, Salt Lake City, Utah 84105

(Address of principal executive offices)

(801) 582-9609

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

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On March 7, 2008 Montana Mining Corp. (the “Company”) through its wholly owned subsidiary, Fitness USA, Inc. (“Fitness USA”) entered into an LA Boxing Franchise Agreement (the “Agreement”) with LA Boxing Franchise Corporation (“LA Boxing”) whereby the Company obtained an exclusive franchise for the Beverly Hills/Brentwood area of Los Angeles, California.

LA Boxing has developed a membership fitness system for its franchisees that consists of unique boxing and kickboxing training regimens. The proprietary system features membership software and accounting programs, boxing equipment, operations manuals, sales manuals, training and instruction programs that are provided to franchisees as part of a turn-key approach focused on the success of each business.

The Agreement grants Fitness USA the exclusive right to operate one LA Boxing location in exchange for an initial franchise fee of twenty five thousand dollars ($25,000), a monthly royalty fee of six percent (6%) on gross revenues and a monthly advertising contribution, not yet required by LA Boxing, equal to two percent (2%) of monthly gross revenues. Fitness USA is also required to spend a minimum of five thousand dollars ($5,000) per month on local advertising.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

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The following exhibit is included as part of this report:

Exhibit	Page
No.	No.	Description

10	Attached	LA Boxing Franchise Agreement dated March 7, 2008

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SIGNATURE

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Montana Mining Corp.	Date

By: /s/ Ruairidh Campbell	March 19, 2008

Name: Ruairidh Campbell

Title:	Chief Executive Officer